EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form S-1 and related Prospectus Statement of Optex Systems Holdings, Inc. and the incorporation by reference therein of our reports, dated October 2, 2016 and September 27, 2015, with respect to the consolidated financial statements of Optex Systems Holdings, Inc., which is part of this Registration Statement.

PMB Helin Donovan LLP

Dallas, Texas

January 10, 2017